Exhibit 99.2

BlueLinx Quarterly Review2nd Quarter 2011

2 BlueLinx Holdings Inc. Forward-Looking Statement Safe Harbor - This presentation includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by us to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the supply and/or demand for products which we distribute, especially as a result of conditions in the residential housing market; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital; the ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions; adverse weather patterns or conditions; acts of war or terrorist activities; variations in the performance of the financial markets; and other factors described in the "Risk Factors" section in our Annual Report on Form 10-K for the fiscal year ended January 1, 2011, and in our other periodic reports filed with the SEC. In addition, the statements in this presentation are made as of August 4, 2011. We undertake no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectation or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to August 4, 2011. Use of Non-GAAP and Adjusted Financial Information - To supplement GAAP financial information, we use adjusted measures of operating results which are non-GAAP measures. This non-GAAP adjusted financial information is provided as additional information for investors. These adjusted results exclude certain costs, expenses, gains and losses, and we believe their exclusion can enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of our operating performance by excluding non-recurring, infrequent or other non-cash charges that are not believed to be material to the ongoing performance of our business. The presentation of this additional information is not meant to be considered in isolation or as a substitute for GAAP measures of net earnings, diluted earnings per share or net cash provided by (used in) operating activities prepared in accordance with generally accepted accounting principles in the United States.

3 2nd Quarter Highlights 2nd Quarter Highlights Revenue Down 7.4% to $500.8 million Down 7.4% to $500.8 million Housing Starts Total starts decreased 4.0% from the same period last year; Single family starts decreased 13.1% from the same period last year Total starts decreased 4.0% from the same period last year; Single family starts decreased 13.1% from the same period last year Prices Average 2Q '11 benchmark wood-based structural prices were down approximately 20% compared to 2Q '10 Average 2Q '11 benchmark wood-based structural prices were down approximately 20% compared to 2Q '10 Unit Volume Down 0.5% relative to the same period last year Down 0.5% relative to the same period last year Gross Margin Total 11.5% vs. 11.9% in 2Q '10 Total 11.5% vs. 11.9% in 2Q '10 Net Loss ($9.8) million vs. ($3.4) million in 2Q '10 ($9.8) million vs. ($3.4) million in 2Q '10 EPS ($0.31) per diluted share ($0.31) per diluted share Cash Flow Used $38.3 million of operating cash flow vs. used $34.3 million for the year ago quarter Used $38.3 million of operating cash flow vs. used $34.3 million for the year ago quarter Excess Availability $94 million excess availability on revolving credit facility $94 million excess availability on revolving credit facility Quarterly Highlights

4 Doug GoforthChief Financial Officer and Treasurer Introduction and Financial Review

5 Quarterly Revenue 4Q '05 1Q '06 2Q '06 3Q '06 4Q '06 1Q '07 2Q '07 3Q '07 4Q '07 1Q '08 2Q '08 3Q '08 4Q '08 1Q '09 2Q '09 3Q '09 4Q '09 1Q '10 2Q '10 3Q '10 4Q '10 1Q '11 2Q '11 Specialty 539.5 580 603.3 553.5 460 456.5 500.8 462.9 381.5 354 402.8 375.9 278.7 233.9 250 257.9 206.2 233.1 286 264.3 221.4 235 316.6 Structural 815.2 813.4 798.7 666.6 509.2 518.9 598.1 571.4 409.6 373 442.4 365.8 240.9 182.5 183 202.1 171 203.7 265.4 213.9 154.8 161.3 193.6 Other -25.4 -16.8 -23 -16.6 -28.9 -18.3 -16.9 -18.4 -12.2 -10.2 -10.5 -14.9 -18.1 -9.3 -9.5 -10.6 -11.1 -5.7 -10.62 -13.5 -8.3 -5.7 -9.4 Specialty Unit Volume 16.5% YOY $40.0 or 7.4% Structural Unit Volume (18.9%) Price/Other ($40.0) 2Q '11 Specialty 316.6 Structural 193.6 2Q '10 2Q '11 2Q '10 Specialty 286 Structural 265.4 Vs. Year AgoRevenue down 7.4%Specialty sales up 10.7%, unit volume up 16.5%Structural sales down 27.1%, unit volume down 18.9%Specialty product sales = 62% of total sales % by Product 4Q '05 1Q '06 2Q '06 3Q '06 4Q '06 1Q '07 2Q '07 3Q '07 4Q '07 1Q '08 2Q '08 3Q '08 4Q '08 1Q '09 2Q '09 3Q '09 4Q '09 1Q '10 2Q '10 3Q '10 4Q '10 Specialty 539.5 580 603.3 553.5 460 456.5 500.8 462.9 381.5 354 402.8 375.9 278.7 233.9 250 257.9 206.2 233.1 286 264.3 221.4 Structural 815.2 813.4 798.7 666.6 509.2 518.9 598.1 571.4 409.6 373 442.4 365.8 240.9 182.5 183 202.1 171 203.7 265.4 213.9 154.8 Other -25.4 -16.8 -23 -16.6 -28.9 -18.3 -16.9 -18.4 -12.2 -10.2 -10.5 -14.9 -18.1 -9.3 -9.5 -10.6 -11.1 -5.7 -10.62 -13.5 -8.3

6 2011 YTD Results revenue YTD '10 971.832 YTD '11 891.414 YTD '10 YTD '11 GM % 0.12 0.117 Operating Expense YTD '10 120.782 YTD '11 110.788 YTD '10 YTD '11 EBITDA 2.542 -1.462 Significant Special Items YTD '10 YTD '11 Gain on real estate $- $7.2 ($7.2)

7 Cash Flows BXC used $38.3 million in operating cash flow for the quarter Unaudited Direct Method (in million's) (in million's) (in million's)

Debt

BlueLinx

Debt $ in millions	2009		2010				2011	
	October 3, 2009	January 2, 2010	April 3, 2010	July 3, 2010	October 2, 2010	January 1, 2011	April 2, 2011	July 2, 2011
Revolving Credit Facility	$ 56.0	$ 56.0	$ 80.6	$ 124.7	$ 102.0	$ 97.2	$ 140.4	$ 188.9
Mortgage	285.7	285.7	285.7	285.7	285.7	285.7	285.7	285.7
TOTAL DEBT	$ 341.7	$ 341.7	$ 366.3	$ 410.4	$ 387.7	$ 382.9	$ 426.1	$ 474.6
Less:Cash and Cash Equivalents	(25.5)	(29.5)	(13.4)	(18.8)	(12.9)	(14.3)	(6.2)	(6.1)
Mortgage LCR Trap	(17.6)	(19.4)	(22.3)	(26.0)	(27.9)	(30.6)	(36.8)	(38.3)
Net Debt	$ 298.6	$ 292.8	$ 330.6	$ 365.6	$ 346.9	$ 338.0	$ 383.1	$ 430.2

Revolver

- $94 million excess availability as of July 2, 2011
- LIBOR plus 4.0% as of July 2, 2011
- $400 million facility with additional $100 million uncommitted accordion facility
  - Matures January 7, 2014
  - No financial performance covenants provided Excess Availability is more than the greater of (A) $40 million or (B) the amount equal to 15% of the lesser of the borrowing base or $60 million (subject to increase to $75 million if we exercise the uncommitted accordion credit facility in full) (the "Excess Availability Threshold")
  - Capital Spending restrictions apply if financial performance covenants are triggered
  - Dividend restrictions apply if Modified Adjusted Excess Availability is less than $100 million

Mortgage (10 Year Term @ 6.35%)

- Matures July 2016; Interest-only through July 2011
- Real estate under the mortgage appraised at approximately $370 million at June 2006
- LCR Trap is triggered if operating TTM EBITDAR coverage ratio is less than 2.5x for two consecutive quarters
- Subsequent to the quarter ended July 2, 2011, we negotiated an amendment to our mortgage agreement which in part allowed for the release of the $38.3 million LCR trap. The cash was used for an immediate prepayment on the mortgage loan without incurring a prepayment premium
- Principal

2011	$39.6 million	2014	$3.1 million
2012	$2.7 million	2015	$3.0 million
2013	$2.9 million	2016	$234.2 million

8

9 Pro Forma Balance Sheet Pro Forma Balance Sheet

10 Cash Cycle TTM Cash Cycle days at 58, up 3 days sequentially and up 9 days compared to the prior year quarter 3Q '07 4Q '07 1Q '08 2Q '08 3Q '08 4Q '08 1Q '09 2Q '09 3Q '09 4Q '09 1Q '10 2Q '10 3Q '10 4Q '10 1Q '11 2Q '11 Inv 45.8 44.7 46.3 46.3 45.3 43.9 44 44.7 45.1 43.9 43.9 43.2 44.2 45 48 50 A/R 34.7 32.9 34.5 35.3 34.7 32.4 33 35.6 35.9 32.6 34.4 34 33.9 32 35 36 A/P & OD's -28.7 -27.3 -28.3 -28.8 -27.8 -26.4 -27 -28.4 -28.9 -28 -28.7 -28 -27.2 -25 -28 -28 Cash cycle days equal accounts receivable days + inventory days - accounts payable days using a trailing twelve month average beginning and ending balance. The days calculations use calendar days.

11 George JuddChief Executive Officer Business Review

Remarks

2nd Quarter focus

- Specialty growth
- Customer care
- Gross margin

Long term strategic objectives:

- Profitably grow specialty revenues to **60+%** of total sales
- Profitably manage structural
- Profitably outgrow the market over the long term

12

13 Appendix Appendix

14 Profit & Loss Statement by Quarter Profit & Loss Statement by Quarter

15 Revenues by Quarter Revenues by Quarter

16 Revenue Channel Mix Analysis Revenue Channel Mix Analysis

17 Unit Volume by Quarter Unit Volume by Quarter

18 Gross Margin by Quarter Gross Margin by Quarter

19 Gross Margin % Analysis Gross Margin % Analysis

20 Operating Expense by Quarter Operating Expense by Quarter

21 Structural Products Price Trend Source: Data from Random Lengths Publications, Inc., updated as of July 29, 2011 Source: Data from Random Lengths Publications, Inc., updated as of July 29, 2011 Source: Data from Random Lengths Publications, Inc., updated as of July 29, 2011 Source: Data from Random Lengths Publications, Inc., updated as of July 29, 2011

22 Reconciliation of GAAP to Non-GAAP Reconciliation of GAAP to Non-GAAP

23 Reconciliation of GAAP to Non-GAAP Reconciliation of GAAP to Non-GAAP

24 www.BlueLinxco.com